QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24.2

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that Vincent A. Calarco constitutes and appoints John R. Loyack and Scott Harrison, and each of them, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has duly executed this instrument as of the 28th day of June, 2006.

/s/ VINCENT A. CALARCO Vincent A. Calarco Director

QuickLinks

POWER OF ATTORNEY